UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2016

Arena Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6154 Nancy Ridge Drive, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
858.453.7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director appointment
On June 13, 2016, following our 2016 Annual Stockholders’ Meeting, our Board of Directors, or Board, appointed Amit D. Munshi, our President and Chief Executive Officer, as a member of our Board. Mr. Munshi will receive no additional compensation for his service on our Board.
The Board appointment was made under the terms of the Executive Employment Agreement, dated May 6, 2016, between Arena and Mr. Munshi. There are no other arrangements or understandings between Mr. Munshi and any other persons pursuant to which he was selected as a director. There are also no family relationships between Mr. Munshi and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Departure of Chief Medical Officer
On June 13, 2016, our Board terminated without cause our Senior Vice President and Chief Medical Officer, William R. Shanahan, Jr., M.D., J.D., effective immediately.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 13, 2016, we held our 2016 Annual Stockholders’ Meeting. At the annual meeting, our stockholders (i) elected each of the director nominees named below to our Board to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal; (ii) approved, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting; and (iii) ratified the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2016.
The tables below set forth the results of the vote of our stockholders for the annual meeting.
Proposal 1: The election of directors

Director Nominee	For	Withheld	Broker Non-Votes
Dominic P. Behan, Ph.D., D.Sc.	112,281,347	5,351,587	91,222,621
Donald D. Belcher	110,683,648	6,949,286	91,222,621
Scott H. Bice, J.D.	110,707,458	6,925,476	91,222,621
Harry F. Hixson, Jr., Ph.D.	110,976,244	6,656,690	91,222,621
Tina S. Nova, Ph.D.	111,392,224	6,240,710	91,222,621
Phillip M. Schneider	110,714,137	6,918,797	91,222,621
Christine A. White, M.D.	110,849,312	6,783,622	91,222,621
Randall E. Woods	110,714,325	6,918,609	91,222,621
Proposal 2: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting

Votes for approval	106,826,603
Votes against approval	9,598,058
Abstentions	1,208,273
Broker non-votes	91,222,621

Proposal 3: Ratification of the Appointment of KPMG LLP

Votes for approval	194,073,700
Votes against approval	12,933,944
Abstentions	1,847,911
Broker non-votes	—
Item 7.01 Regulation FD Disclosure.
On June 13, 2016, following our 2016 Annual Stockholders’ Meeting, the independent directors of our Board appointed the Board’s former lead independent director, Tina S. Nova, Ph.D., as the Board’s Chair.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2016	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and Secretary

3